ARTICLES OF MERGER
                                       OF
                  MIZAR ENERGY COMPANY, a Colorado Corporation
                                      INTO
                   HBOA HOLDINGS, INC., a Florida Corporation
                   ------------------------------------------

         ARTICLES OF MERGER between HBOA HOLDINGS, INC., a Florida corporation ("HBOA") and Mizar Energy Company, a Colorado corporation ("Mizar").

         Pursuant to Section 607.1105 of the Florida Business Corporation Act (the "Act"), HBOA Holdings, Inc. and Mizar adopt the following Articles of Merger.

         1. The Plan of Merger dated 2000, ("Plan of Merger) setting forth the terms and conditions of the merger of Mizar with and into HBOA Holdings, Inc. was approved and adopted by a majority of the shareholders of Mizar at a shareholder's meeting held on November 10, 2000, and all of the directors of Mizar by unanimous written consent effective as of October 12, 2000.

         2. The Plan of Merger setting forth the terms and conditions of the merger of Mizar with and into HBOA was approved and adopted by a majority of the shareholders of HBOA at a special meeting held on November 10, 2000, and all of the directors of HBOA by unanimous written consent on October 12, 2000.

         3. The Plan of Merger is attached to these Articles as Exhibit "A" and incorporated by reference as if fully set forth herein.

         4. Pursuant to s. 607.1105(1)(b) of the Act, the date and time of the effectiveness of the Merger shall be on the date and time of filing of these Articles of Merger with the Secretary of State of Florida.

         5. The laws of Colorado, the jurisdiction of organization of Mizar, permit the merger contemplated by the Plan of Merger, and the laws of Colorado on fulfillment of all filing and recording requirements set forth by the applicable laws of Colorado will have been complied with.

         IN WITNESS WHEREOF, the parties have set their hands this 10th day of November, 2000.

ATTEST:                             MIZAR ENERGY COMPANY,
                                    a Colorado corporation

By: /s/ Laura Holm                  By:  /s/ Edward A. Saludes
   ----------------------               --------------------------------------
        Laura Holm                         Edward A. Saludes
                                           Chief Executive Officer and President

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ATTEST:                             HBOA HOLDINGS, INC.
                                    a Florida corporation

By: /s/ William C. Shope            By:  /s/ Edward A. Saludes
   ---------------------                --------------------------------------
        William C. Shope                   Edward A. Saludes
                                           Chief Executive Officer and President